                                 LEUKOSITE, INC.

                                2,500,000 SHARES

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              _________ __, 1997


HAMBRECHT & QUIST LLC
UBS SECURITIES LLC
  as Representatives of the Several Underwriters
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

     LeukoSite, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 2,500,000 shares of its authorized but unissued Common Stock, $0.01 par value per share (herein called the Common Stock), such shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 375,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-30213), including the related Preliminary Prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act"), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related Preliminary Prospectus (meeting the requirements of Rule 430A of the Rules and Regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective and any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended, including any Rule 462(b) registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A or (if no such filing is required) as included in the Registration Statement, and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or of the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall, if applicable, be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               (a) The Company hereby represents and warrants as follows:

                    (i) The Company and LeukoSite (U.K.) Limited (the "Subsidiary") have been duly organized and are validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and have full corporate power and authority to own, lease or operate their respective properties and conduct their respective business as described in the Registration Statement and the Prospectus and as currently being conducted. The Company and its Subsidiary are duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company and the Subsidiary, taken as a whole). The [Ilex Partnership] (the "Ilex Partnership") has been duly organized, is validly existing under the laws of its jurisdiction of organization and has full power and authority under the instrument pursuant to which it was formed, to carry on its business as described in the Prospectus. The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any such subsidiary are outstanding. Fifty percent of the ownership interests in the Ilex Partnership are owned by the Company free and clear of all liens, encumbrances and security interests. Other than the Subsidiary, the Ilex Partnership and the Therapeutic Antibody Centre (U.K.) as described in the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Certificate of Incorporation and of the ByLaws of the Company and all amendments thereto have been delivered to the Representatives, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                    (ii) Since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has been no material adverse change or, to its knowledge, any development for which the Company has a reasonable basis to believe may result in a prospective material adverse change in the business, properties operations, financial condition, results of operations, income or business prospects of the Company and its Subsidiary taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus (a "Material Adverse Effect") and since such dates, except in the ordinary course of business, neither the Company nor its Subsidiary has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

                    (iii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, nor instituted proceedings for that purpose. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. On the Effective Date and on the Closing Date and any later date on which Option Stock may be purchased, neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplements thereto, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus. There are no contracts or documents of the Company which would be required by the Securities Act or by the rules and regulations of the Commission to be filed as exhibits to the Registration Statement, which have not been so filed.

                    (iv) The capitalization of the Company is, and upon consummation of the transactions contemplated hereby will be, as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the capital stock of the Company conforms to the description thereof in the Registration Statement under the caption "Description of Capital Stock"; the Stock is duly and validly authorized, is duly and validly issued, fully paid and non-assessable and conforms to the description thereof in the Prospectus; and there are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company, or any subsidiary, other than as described in the Prospectus; and, to the best knowledge of the Company, no such option, warrant or other right has been granted to any person, the exercise of which would cause such person to own more than five percent of the Common Stock outstanding immediately after the offering other than as described in the Prospectus. No person or entity holds a right to require or participate in a registration under the Securities Act of shares of Common Stock of the Company which right has not been waived by the holder thereof as of the date hereof with respect to the registration of shares pursuant to the Registration Statement, and except as set forth in the Prospectus, no person holds a right to require registration under the Securities Act of shares of Common Stock of the Company at any other time. No person or entity has a right of participation with respect to the sale of shares of the Stock by the Company. No further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the stock contemplated herein.

                    (v) The Company now holds and at the Closing Date and any later Option Closing Date, as the case may be, will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities, including but not limited to the United States Food and Drug

Administration (the "FDA") and any foreign regulatory authorities performing functions similar to those performed by the FDA, that are material to the conduct of the business of the Company (as such business is currently conducted) and its Subsidiary, except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect, all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed); neither the Company nor the Subsidiary is in violation of its corporate charter or by-laws, or in default in the performance or observance of any provision of any obligation, agreement, covenant or condition contained in any bond, debenture or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or any of its properties is bound or, to the best of the Company's knowledge, is in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, including, but not limited to, the FDA. All of the descriptions in the Registration Statement and Prospectus of the legal and governmental proceedings by or before the FDA or any foreign, state or local government body exercising comparable authority are true, complete and accurate in all material respects.

                    (vi) Except as described in the Prospectus, the Company owns, or possesses adequate license rights to, all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes, formulas, trademarks, service marks, tradenames, copyrights and other intellectual property (collectively, the "Intellectual Property") necessary to the conduct of its business as now conducted, as described in the Registration Statement and the Prospectus and as proposed to be conducted. All such patents, patent rights, licenses, trademarks, service marks and copyrights are (i) valid and enforceable, and (ii) not being infringed by any third parties which infringement could, whether singly or in the aggregate, materially and adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, as presently being conducted or as proposed to be conducted in the Prospectus. The Company has no knowledge of any facts which would preclude it from having rights to its patent applications referenced in the Registration Statement and the Prospectus. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus. The Registration Statement and the Prospectus describes accurately and fairly the Company's rights with respect to the Intellectual Property. The Company has duly and properly filed or caused to filed with the U.S. Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications owned by the Company and described or referred to in the Prospectus and the Registration Statement and believes it has complied with the PTO's duty of candor and disclosure for each of the patent applications described or referred to in the Registration Statement and the Prospectus, the Company is unaware of any facts which would preclude the grant of a patent from each of the patent applications described or referred to in the Registration Statement and Prospectus; and the Company has no knowledge of any facts which would preclude it from having clear title to its patent applications described or referred to in the Registration Statement and Prospectus. The Company has no knowledge of, nor has it received any notice of, infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, is, or is reasonably likely to be, the subject of an unfavorable decision, ruling or finding that could materially and adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company, as now conducted or as proposed to be conducted in the Registration Statement and the Prospectus.

                    (vii) The Company has full power and authority (corporate and otherwise) to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or the Subsidiary is a party or by which the property of the Company or the Subsidiary is bound, (ii) the corporate charter or by-laws of the Company or the Subsidiary, or (iii) (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Stock for public offering by the Underwriters under state and foreign securities laws) any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or over the properties of the Company or the Subsidiary.

                    (viii) Except as set forth in the Prospectus, there is not any action, suit or proceeding, at law or in equity, or governmental proceeding pending, nor to the Company's knowledge, threatened, against the Company or the Subsidiary before any court or administrative agency, or of which any property or assets of the Company or the Subsidiary is subject which, if determined adversely to the Company or the Subsidiary, would materially adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company and the Subsidiary taken as a whole, or prevent consummation of the transactions contemplated hereby; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

There are no statutes, rules, regulations, agreements, contracts, leases or documents that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement by the Act or by the Rules and Regulations that have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

                    (ix) Arthur Andersen LLP (the "Accountants") who have examined the financial statements, together with the related schedules and notes, of the Company filed with the Commission as part of the Registration Statement, which are included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulation. The consolidated financial statements of the Company and the Subsidiary, together with the related schedules and notes as set forth in the Registration Statement, present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiary, at the indicated dates and for the respective periods to which they apply. All financial statements, together with the related schedules and notes, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles as in effect in the United States consistently applied throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required by the Act or by the Rules and Regulations to be included in the Registration Statement.

                    (x) The Company and the Subsidiary have each filed all federal, state and foreign income, franchise and other tax returns which have been required to be filed (or have filed extensions therefor or obtained any required extensions in connection therewith), and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith.

                    (xi) Each approval, consent, order, authorization, designation, declaration or filing by or with any United States regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (except (i) such additional steps as may be required by the National Association of Securities Dealers, Inc. (the NASD), (ii) as may be necessary to make the Registration Statement effective (and to maintain such effectiveness) and to qualify the Stock for public offering by the Underwriters under state and foreign securities laws, or
(iii) filings required under Rule 424(b) or Rule 430(A)) has been obtained or made and is in full force and effect.

                    (xii) Except as set forth in the Prospectus, (i) the Company and the Subsidiary have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount, (ii) the agreements to which the Company is a party described in the Prospectus are valid agreements, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such agreements, and (iii) the Company has valid and enforceable leases for the properties described in the Prospectus as leased by it, and such leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement. Except as set forth in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or proposed to be conducted.

                    (xiii) Neither the Company nor the Subsidiary is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

                    (xiv) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Fiance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                    (xv) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs in such a manner to ensure that the Company was not and is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                    (xvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets and reasonable and appropriate action is taken with respect to any differences.

                    (xvii) The Company maintains insurance of the types and in the amounts adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering clinical trial liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                    (xviii) The Company and the Subsidiary are conducting their respective businesses in compliance with all the laws, rules and regulations of the jurisdictions in which they are conducting their respective businesses, including, but not limited to, the laws, rules and regulations administered or promulgated by the FDA.

                    (xix) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the underwriting discounts and commissions contemplated hereby.

                    (xx) The Common Stock is, or will be concurrent with the effectiveness of the Registration Statement, registered pursuant to Section 12(g) of the Exchange Act. The Stock has been duly authorized for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System ("Nasdaq National Market"), subject to notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating such registration or listing.

                    (xxi) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date and at any later Option Closing Date, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Stock.

                    (xxii) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or any Option Closing Date, as the case may be, and (ii) completion of the Distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

               3. PURCHASE OF THE STOCK BY THE UNDERWRITERS.

               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,500,000 shares of the Underwritten Stock to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in SCHEDULE I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $10.00 per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in SCHEDULE I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this
Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in SCHEDULE I.

               (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within twenty-four (24) hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Stock at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. If the option granted hereby is exercised in part, the Option Stock to be sold shall be purchased by the Underwriters on a pro rata basis from the Company as selling Option Stock. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in
Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

          4. OFFERING BY UNDERWRITERS.

               (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

               (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

          5. DELIVERY OF AND PAYMENT FOR THE STOCK.

               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110 at 7:00 a.m., San Francisco time, on the [fourth] business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such [fourth] business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

               (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, and on or before the 30th day after the date of this Agreement, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110 at 7:00 a.m., San Francisco time, on the [third] business day after the exercise of such option.

               (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, by one or more certified or official bank check or checks in next day funds (and the Company agrees not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company). Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 not less than one full business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance in all material respects with the Securities Act or the rules and regulations of the Commission.

               (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information,
(ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by the Company of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

               (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you), and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act. The copies of the Registration Statement, any Preliminary Prospectus or Prospectus and each amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

               (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

               (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including any Report on Form SR required by Rule 463 of the Commission under the Securities Act).

               (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its securityholders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder, and covering a twelve-month period beginning after the effective date of the Registration Statement, and will advise you in writing when such statement has been made available.

               (i) The Company agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Dealers, Inc. (the "NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6, (vi) the listing of the Stock on the Nasdaq National Market, (vii) the printing and issuance of stock certificates, including the transfer agent's fees and (viii) all other fees and expenses incident to their performance hereunder not otherwise specifically provided in this Agreement.

               (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and for filing fees incident to the review of the offering by the NASD.

               (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company may make, or may have made, for sharing any such expenses or costs.

               (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the effective date of the Registration Statement, (i) sell, offer, contract to sell, make any short sale, pledge, transfer, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock (including any stock appreciation right or similar right with an exercise or conversion privilege at a price related to, or derived from the market price of the Common Stock) or any securities convertible into or exchangeable or exercisable for shares of Common Stock owned directly by the undersigned or with respect to which the undersigned has the power of disposition (including, without limitation, shares of Common Stock which the undersigned may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Exchange Act), (ii) file a registration statement covering any of its shares of capital stock, or (iii) engage in any hedging transaction with respect to any shares of Common Stock that may have an impact on the market price of the Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans"), all as described in footnote 1 to the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

               (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price for the Stock has been or is likely to be materially affected

(regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

               (n) The Company will in the future conduct its affairs in such a manner to ensure that the Company will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          7. INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreement of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of any payment for the Stock.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus and any Rule 462(b) registration statement as part thereof) or any post-effective amendment thereto, including any Rule 462(b) registration statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the

Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence, and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparation to defend or defense against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

               (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) any material adverse change in or affecting the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company and the Subsidiary, whether or not arising in the ordinary course of business, (ii) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (iii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iv) suspension of trading in securities generally or a material adverse decline in the value of securities generally on the New York Stock Exchange, the American Stock Exchange, the NASD Automated Quotation System or the Nasdaq

National Market, or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system,
(v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by either federal or New York State authorities, or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters, and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

          9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

               (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

               (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Hale and Dorr LLP, counsel for the Underwriters.

               (c) You shall have received, at no cost to you, on the Closing Date and on any later Option Closing Date, as the case maybe, the opinions of
(i) Bingham, Dana & Gould, LLP, corporate counsel for the Company, (ii) Hamilton, Brook, Smith & Reynolds, P.C., patent counsel to the Company, and
(iii) Hogan & Hartson, regulatory counsel to the Company, each dated the Closing Date or such later Option Date, covering the matters set forth in Annex A hereto addressed to the Underwriters and with reproduced copies of signed counterparts thereof for each of the Representatives.

               (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading,
(ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, operations, condition (financial or otherwise), results of operations, income or business prospects of the Company and its subsidiaries as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

               (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Chief Executive Officer, the Chairman of the Board and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

               (f) You shall have received from Arthur Andersen LLP a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

               (g) You shall have received from Arthur Andersen LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of and as at December 31, 1996, did not disclose any weakness in internal controls that they considered to be material weaknesses.

               (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several states, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

               (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for inclusion on the Nasdaq National Market upon official notice of issuance.

               (j) On or prior to the Closing Date, you shall have received from all directors, officers, and beneficial holders of the outstanding Common Stock, agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days after the effective date of the Registration Statement, (i) sell, offer, contract to sell, make any short sale, pledge, transfer, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock (including any stock appreciation right or similar right with an exercise or conversion privilege at a price related to, or derived from the market price of the Common Stock) or any securities convertible into or exchangeable or exercisable for shares of Common Stock owned directly by the undersigned or with respect to which the undersigned has the power of disposition (including, without limitation, shares of Common Stock which the undersigned may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Exchange Act), or (ii) engage in any hedging transaction with respect to any shares of Common Stock that may have an impact on the market price of the Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Hale and Dorr LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with transactions contemplated hereby.

          10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective, and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

          11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

          13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by facsimile and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 215 First Street, Cambridge, Massachusetts 02142, Attention: President. All notices given by facsimile shall be promptly confirmed by letter.

          14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) and (m) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     Please sign and return to the Company in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                                            Very truly yours,

                                            LEUKOSITE, INC.


                                            By:
                                               ---------------------------------
                                               Christopher K. Mirabelli
                                               President


The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

HAMBRECHT & QUIST LLC
UBS SECURITIES LLC
By Hambrecht & Quist LLC



By:
    --------------------------
    Managing Director

Acting on behalf of the several
Underwriters, including themselves,
named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                    NUMBER OF
                                                                    SHARES
                                                                    TO BE
         UNDERWRITERS                                               PURCHASED
         ------------                                               ---------

Hambrecht & Quist LLC.....................................
UBS Securities LLC........................................


                                                             Total  2,500,000
                                                                    =========

                                     ANNEX A


1.   OPINION OF BINGHAM, DANA & GOULD LLP
     ------------------------------------

     The Underwriters will request Bingham, Dana & Gould LLP to provide the following opinions:

     (i) Each of the Company and LeukoSite (U.K.) Limited has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business and in good standing in each of the jurisdictions listed on SCHEDULE A hereto, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all of the issued and outstanding capital stock of LeukoSite (U.K.) Limited has been duly authorized and validly issued and is fully paid and non-assessable, and is owned of record by the Company to such counsel's knowledge free and clear of all liens, encumbrances and security interests and, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in LeukoSite (U.K.) Limited are outstanding; the Ilex Partnership has been duly organized, is validly existing under the laws of its jurisdiction of organization and has full power and authority under the instrument pursuant to which it was formed, to carry on its business as described in the Prospectus and to own, lease and operate its properties;

     (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of its Common Stock, have been duly authorized and validly issued and are fully paid and non-assessable; the certificates evidencing the Stock delivered to the Representatives for the several accounts of the Underwriters are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Underwriting Agreement, the Stock represented thereby will be duly authorized and validly issued, fully paid and non-assessable; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and fully paid and nonassessable; no preemptive rights of, or right of refusal in favor of, securityholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Amended and restated Certificate of Incorporation or Bylaws of the Company;

and, to such counsel's knowledge, there are no contractual preemptive rights or rights of first refusal or rights of co-sale which exist and that have not been waived with respect to the issue and sale of the Stock;

     (iii) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, (A) no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect, and (B) no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (iv) The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and with the applicable rules and regulations of the Commission thereunder;

     (v) Such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial [and statistical] data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (vi) The information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel), 11(c), and 11(m) of Form S-1, and in the Section entitled "Shares Eligible for Future Sale" is to such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the applicable rules and regulations of the Commission thereunder;

     (vii) Such counsel does not know of any agreements, franchises, contracts, leases or documents which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

     (viii) Such counsel does not know of any legal proceedings pending or threatened against the Company required to be described in the Prospectus which are not described as required;

     (ix) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (x) To such counsel's knowledge, there is no action, suit or proceeding, at law or in equity, pending against the Company before any court or administrative agency;

     (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any United States federal or state regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of the Underwriting Agreement and the consummation of the transactions therein contemplated (except (a) such as have been obtained under the Securities Act, (b) such additional steps as may be required by the NASD and (c) as may be necessary to make the Registration Statement effective (and to maintain such effectiveness) and qualify the Stock for public offering by the Underwriters, under state and foreign securities laws);

     (xii) The Company is not, and upon consummation of the transactions contemplated by the Underwriting Agreement and application of the net proceeds from the sale of the Stock as set forth under the caption "Use of Proceeds" in the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

     (xiii) The issue and sale by the Company of the shares of Stock to be sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Restated Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any agreement or instrument listed as an Exhibit to the Registration Statement or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (xiv) Except as set forth in the Registration Statement and Prospectus, to the knowledge of such counsel, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company; and to the knowledge of such counsel, all holders of securities of the Company having rights to the registration of securities of the Company, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (xv) Assuming the Underwriters purchased such Stock in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, the Underwriters will have acquired good and valid title in such Stock free of any adverse claim.

     (xvi) The Stock has been duly authorized for inclusion in the Nasdaq National Market.

          In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting and statistical data contained therein) at the Effective Date (but after giving effect to changes incorporated pursuant to Rule 430A under the Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements, including the notes schedules thereto, and the other financial, accounting and statistical data contained therein), as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check or verification.

               ---------------------------------------------------

     Counsel rendering the foregoing opinion may as to questions of law not involving the laws of the United States or of the Commonwealth of Massachusetts or the General Corporation Law of the State of Delaware, assume, without independent inquiry, that such laws are the same as those of the Commonwealth of Massachusetts, except in the case of the opinion rendered in paragraph (i) as to subsidiaries organized outside of the United States of America, in which case such counsel may only rely upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

2.   OPINION OF HAMILTON, BROOK, SMITH & REYNOLDS, P.C.
     --------------------------------------------------

     Hamilton, Brook, Smith & Reynolds, P.C. shall indicate that they served as counsel to the Company with respect to its patents and proprietary rights, and shall opine that:

          The statements in the Registration Statement and the Prospectus under the captions "Risk Factors -- Uncertainties Relating to Patents and Proprietary Rights" and "Business -- Patents and Proprietary Rights" to the best of such counsel's knowledge and belief, are accurate and complete statements or summaries of the matters therein set forth. Nothing has come to such counsel's attention that causes them to believe that the above-described portions of the Registration Statement and the Prospectus contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          To the best of such counsel's knowledge and belief, other than proceedings (except interference proceedings) of the Patent and Trademark Office and foreign patent offices, there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company. Also, to the best of such counsel's knowledge and belief, no such proceedings are threatened or contemplated by governmental authorities or others.

          Such counsel does not know of any contracts or other documents, relating to the Company's patents, patent applications, trade secrets, trademarks, trademark applications, service marks or other proprietary information or materials, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, that are not filed or described as required.

          To the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks, or other proprietary information or materials of others, and to the best of such counsel's knowledge and belief, there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks, or other proprietary information or materials which in such counsel's judgment could affect materially the use thereof by the Company, and no claim or claims in any patent application owned or licensed to the Company would be infringed by the activities of others if such claim or claims were issued. Except as described in the Prospectus, such counsel is not aware of any patent applications of others which, if issued in the form available to such counsel, would be infringed by the activities or proposed activities of the Company, as described in the Prospectus.

          Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the patents referenced in the Prospectus. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Prospectus, except as described in the Prospectus. Counsel is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Company's patents and other material intangible property and assets.

          Subject to any disclosure to the contrary in the Prospectus, such counsel is not aware of any material fact with respect to the patent applications of the Company presently on file that (a) would preclude the issuance of patents with respect to such applications or (b) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

          In addition, such counsel shall state that although they have not verified the accuracy or completeness of the statements contained in the Prospectus, nothing has come to the attention of such counsel that caused them to believe that, at the time the Registration Statement became effective, or at the Closing Date or any later Option Closing Date, as the case may be, the Prospectus (i) under the caption "Risk Factors -- Uncertainties Relating to Patents and Proprietary Rights" and (ii) under the caption "Business -- Patents and Proprietary Rights," contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Such counsel may advise you that, in rendering their opinion, they have relied on certain factual representations of the Company and that they have not independently verified the accuracy and completeness of such representations.

3.   OPINION OF HOGAN & HARTSON
     --------------------------

          Hogan & Hartson shall indicate that they served as counsel to the Company with respect to its regulatory matters, and shall opine that:

     (i) The statements under the captions "Risk Factors -- Impact of Extensive Government Regulation" and "Business -- Impact of Extensive Government

Regulation" in the Prospectus, insofar as such statements purport to summarize applicable provisions of the FDA Act and the regulations promulgated thereunder, in existence on the date of the Prospectus, have been reviewed by such counsel and in all material respects are accurate summaries of the provisions purported to be summarized under such captions in the Prospectus;

     (ii) The FDA statutes and regulations summarized under the captions "Risk Factors -- Impact of Extensive Government Regulation" and "Business -- Impact of Extensive Government Regulation" in the Prospectus are the FDA statutes and regulations that are material to the Company's business as described in the Prospectus;

     (iii) Although such counsel has not independently verified the accuracy and completeness of the statements contained in the Registration Statement and the Prospectus, no facts have come to the attention of such counsel that would lead it to believe that either the above-listed portions of the Registration Statement at the Effective Date or at the applicable Closing Date contains or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the comparable portions of the Prospectus as of its date and at the applicable Closing Date contains or contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.